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                                                                    EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to this registration statement on Form S-4 of Johnson & Johnson of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28, 2001) included in Inverness Medical Technology, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

September 21, 2001